Exhibit 14.2



                      CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the captions `Financial Highlights''and ``Independent Auditors'' and the use of our report dated November 17, 1995, on the financial statements of State Bond U.S. Government and Agency Securities Fund (the Fund) in the Registration Statement (Form N-1A) of the Fund which is incorporated by reference in, and reference to our firm in Exhibit A of, the post-effective amendment to the Registration Statement (Form N-14) of Federated Fund for U.S. Government Securities, Inc. filed with the Securities and Exchange Commission.



/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

Kansas City, Missouri
December 16, 1996